Exhibit 10.2

Execution Copy

AMENDMENT NO. 4 TO THE

Collaboration and License Agreement

This Amendment No. 4 to the Collaboration and License Agreement (this “Fourth Amendment”) is effective as of May 26, 2017 (the “Fourth Amendment Effective Date”) by and between ImmunoGen, Inc., a Massachusetts corporation with a principal office at 830 Winter Street, Waltham, Massachusetts 02451 (“ImmunoGen”), and sanofi-aventis U. S. LLC, a Delaware limited liability company with a offices at 55 Corporate Drive, Bridgewater, NJ 08807 (“Sanofi”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Collaboration and License Agreement (the “Agreement”) dated as of July 30, 2003 (the “Agreement Effective Date”) by and between ImmunoGen and Aventis Pharmaceuticals, Inc. (“Aventis”), as amended August 31, 2006, October 11, 2007 and August 31, 2008.

WHEREAS, on the Agreement Effective Date, ImmunoGen and Aventis, the predecessor-in-interest to Sanofi, entered into the Agreement for the purpose of collaborating on the identification and validation of targets for use in the discovery of antibodies and antibody-drug conjugates in the Collaborative Focus Area and in the development and commercialization of such antibodies and antibody-drug conjugates; and

WHEREAS, the Parties hereto desire to amend the Agreement as set forth herein and to set forth certain additional terms applicable to the Agreement, as so amended; and

WHEREAS, the Parties are entering into a first amendment of even date herewith to that certain License Agreement dated as of December 16, 2013 by and between ImmunoGen and Sanofi (the “12/16/2013 License Agreement”), providing for, among other things, an exclusive (even as to ImmunoGen and its Affiliates), worldwide, fully paid up, royalty-free, perpetual, irrevocable license, with the right to grant sublicenses in multiple tiers, under certain of ImmunoGen’s intellectual property to research, develop, and commercialize Licensed Products (as defined in the 12/16/2013 License Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.Amendments to Agreement.

(a)The following articles and sections of the Agreement are hereby deleted in their entirety: Articles 6, and 13, and Sections 2.14, 2.15, 3.3, 3.5.1, 3.6, 3.7, 3.8.1, 3.8.2, 3.8.3, 3.8.4, 4.1.2, 4.1.3, 4.2, 4.3, 4.5, 5.3, 7.1.6, 7.1.8, 7.2.3, 8.1, 8.2, 8.3, 8.4, 10.8.2, 10.8.3, 10.8.4, 12.1.2, 12.2.2, 12.2.3, 12.2.4, 12.2.5, 12.2.6, 12.2.7, 12.3, and 15.6.

(b)Section 1.10 of the Agreement is hereby amended by deleting the last sentence thereof in its entirety.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(c)Section 1.20 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.20  “Collaboration Product” means each of (a) isatuximab (SAR650984), an unconjugated anti-CD38 Antibody, (b) SAR408701, an anti-CEACAM5 TAP Antibody conjugated to DM4, (c) SAR566658, an anti-CA6 TAP Antibody conjugated to DM4, and (d) [***].  The Targets to which the Collaboration Products are directed are referred to in this Agreement as the “Collaboration Targets.” For purposes of clarity, any product other than the foregoing compounds (i) comprising the Antibody incorporated into any of the foregoing compounds, either conjugated or unconjugated, or (ii) otherwise directed to CD38, CEACAM5, CA6 or [***], shall not be deemed to be a Collaboration Product.”

(d)Section 3.9 of the Agreement is hereby deleted in its entirety and  replaced with the following:

“3.9  Use of Affiliates and Third Parties.  Sanofi may Develop the Collaboration Products through its Affiliates or one or more Third Parties.”

(e)Section 4.4 of the Agreement is hereby deleted in its entirety and  replaced with the following:

“4.4  Use of Affiliates and Third Parties.  Sanofi may use the services of its Affiliates or one or more Third Parties in connection with the manufacture and supply of the Collaboration Products.”

(f)Section 5.4.1(a) of the Agreement is hereby deleted in its entirety and  replaced with the following:

“(a)Sanofi agrees to provide ImmunoGen with (i) Serious Adverse Event information and product complaint information relating to Collaboration Products comprising a TAP Antibody as compiled and prepared by Sanofi in the normal course of business in connection with the Development, Commercialization or sale of any such Collaboration Product, within time frames consistent with reporting obligations under applicable laws and regulations and (ii) upon ImmunoGen’s reasonable request, all other Adverse Event information relating to Collaboration Products comprising a TAP Antibody and all other safety data and information relevant to an analysis or investigation of such Adverse Event; provided,  however, that the foregoing shall not require Sanofi to violate any agreements with or confidentiality obligations owed to any Third Party.”

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(g)Section 7.1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“7.1.2Development Licenses.  ImmunoGen hereby grants to Sanofi and its Affiliates, an exclusive (even as to ImmunoGen and its Affiliates), worldwide, fully paid up, royalty-free, perpetual, irrevocable license, with the right to grant sublicenses in multiple tiers, under the ImmunoGen Intellectual Property, to Develop Collaboration Products.”

(h)Section 7.1.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“7.1.3Commercialization Licenses.  ImmunoGen hereby grants to Sanofi and its Affiliates, an exclusive (even as to ImmunoGen and its Affiliates), worldwide, fully paid up, royalty-free, perpetual, irrevocable license, with the right to grant sublicenses in multiple tiers, under the ImmunoGen Intellectual Property, to Commercialize Collaboration Products in the Field in the Territory.”

(i)Section 7.1.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“7.1.4Manufacturing License.  ImmunoGen hereby grants to Sanofi and its Affiliates, an exclusive (even as to ImmunoGen and its Affiliates), worldwide, fully paid up, royalty-free, perpetual, irrevocable license, with the right to grant sublicenses in multiple tiers, under the ImmunoGen Intellectual Property, to make and have made Collaboration Products, including but not limited to any active pharmaceutical ingredients, Antibodies, TAP Antibodies, Effector Molecules, Linkers and pharmaceutical dosage forms that comprise such Collaboration Product as well as the finished Collaboration Product.”

(j)Section 7.1.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“7.1.5Research License.  ImmunoGen hereby grants to Sanofi and its Affiliates a non-exclusive, perpetual, worldwide, royalty-free license, without any right to grant sublicenses, under the ImmunoGen Intellectual Property, to conduct research on compounds directed to [***] for internal purposes only.”

(k)Section 7.2.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

“7.2.5Exclusive License for Dropped Products.  Subject to the rights of Aventis under Section 3.8.5, Sanofi hereby grants to ImmunoGen and its Affiliates a worldwide, exclusive (even as to Sanofi and its Affiliates) license, with the right to grant sublicenses in multiple tiers, under the Aventis Intellectual Property, to the extent required to research, develop, and commercialize Dropped Products. For purposes of this Agreement, “Dropped Products” means any of the following Lead Antibodies: [***].”

(l)Section 7.4.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“7.4.1Sanofi Retained Rights.  With respect to this Agreement, any rights of Sanofi not expressly granted to ImmunoGen under the provisions of this Agreement shall be retained by Sanofi.  Without limiting the foregoing, Sanofi retains the right to use the Aventis Intellectual Property and the Program Intellectual Property (i) to perform its work hereunder, (ii) to Develop and Commercialize Collaboration Products hereunder and (iii) to research, have researched, develop, have developed, make, have made, use, have used, sell, offer for sale, have sold, imported and have imported, for any and all purposes, both alone and together with any Third Party, any product that is not a Collaboration Product.

(m)Section 7.4.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“7.4.2ImmunoGen Retained Rights.  With respect to this Agreement, any rights of ImmunoGen not expressly granted to Aventis hereunder under the provisions of this Agreement shall be retained by ImmunoGen.  Without limiting the foregoing, subject to the other terms of this Agreement including without limitation Section 7.5, ImmunoGen retains the right to use the ImmunoGen Intellectual Property (i) to perform its work hereunder and to manufacture and supply Pre-Clinical Materials, Clinical Materials and Products to Aventis and (ii) to research, have researched, develop, have developed, make, have made, use, have used, sell, offer for sale, have sold, import and have imported, for any and all purposes, both alone and together with any Third Party, any product that is not a Collaboration Product.

(n)Section 7.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“7.5  Exclusivity.  ImmunoGen hereby agrees that, from and after the Fourth Amendment Effective Date, it shall not, alone or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

with a Third Party, research, develop, manufacture or commercialize any Antibody or TAP Antibody that is included in a Collaboration Product or that is directed to a Collaboration Target.  The foregoing notwithstanding, if ImmunoGen [***].”

(o)Section 10.4.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“10.4.2Except with respect to Aventis Intellectual Property, with respect to which ImmunoGen shall not have any rights under this Section, if the prosecuting Party elects not to continue pursuing Patent Prosecution with respect to any rights  within Patent Rights (and the other Party has rights under such Patent Right), then the prosecuting Party shall notify the other Party in writing of such election at least thirty (30) days prior to the last available date for action to preserve such Patent Rights. If such other Party elects to continue Patent Prosecution, such other Party may do so at its sole expense.”

(p)Section 12.4.7 of the Agreement is hereby deleted in its entirety and replaced with the following:

“12.4.7  In addition to the provisions of Section 12.1.3, the licenses granted pursuant to Sections 7.1.2, 7.1.3, 7.1.4, 7.1.7, 7.2.4, 7.2.5, and 7.3 shall survive.”

(q)Section 15.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“15.4  Assignment.  Neither ImmunoGen nor Sanofi may assign this Agreement in whole or in part without the consent of the other, except if such assignment occurs in connection with the sale or transfer (by merger or otherwise) of all or substantially all of the business and assets of ImmunoGen or Sanofi to which the subject matter of this Agreement pertains, provided that the acquirer confirms to the other Party in writing its agreement to be bound by all of the terms and conditions of this Agreement.  Notwithstanding the foregoing, either Party may assign this Agreement to an Affiliate, provided that such Party shall guarantee the performance of such Affiliate.”

2.Additions to Agreement.

(a)Objectives for Commercialization of Products.  Sanofi will have the sole discretion and exclusive right to promote, sell and distribute Collaboration Products in the Territory.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b)Paid-Up License Fee.  In consideration of the changes to the Agreement set forth in this Fourth Amendment, and to the 12/16/2013 License Agreement set forth in the first amendment thereto, Sanofi shall pay ImmunoGen, within thirty (30) days of the execution of this Fourth Amendment, a paid-up license fee in the amount of Thirty Million U.S. Dollars ($30,000,000), by wire transfer of immediately available funds to an account designated by ImmunoGen, which amount shall be non-refundable and non-creditable.

(c)[***]

(i) From and after the Fourth Amendment Effective Date, [***] including, without limitation, any and all milestones, royalties, indemnification obligations, damages, patent prosecution and maintenance costs, and other payments and obligations of any kind [***]

(ii)[***]including without limitation any rights with respect to milestones, royalties or other payments or performance, indemnification with respect to [***] ImmunoGen shall be entitled to seek indemnification from Sanofi under Section 15.1 of the Agreement for any losses, costs, damages, fees or expenses incurred or suffered by ImmunoGen arising out of any such claim.

(iii)ImmunoGen represents and warrants, as of the Fourth Amendment Effective Date, that to its knowledge, no event or condition has occurred or is alleged to have occurred that constitutes or, with notice and passage of time, would constitute, [***]

(iv)This Section 2(c) of this Fourth Amendment shall survive the expiration or termination of this Agreement until [***]

3.Miscellaneous.The Parties hereby confirm and agree that, except as amended hereby, the Agreement remains in full force and effect and is a binding obligation of the Parties hereto.  References in the Agreement to “Agreement” mean the Agreement as amended by this Fourth Amendment.  This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to be executed by their duly authorized representatives.

IMMUNOGEN, INC.sanofi-AVENTIS U.S. LLC

By: /s/ Peter Williams____________By: /s/ Michael D. Alexander________

Name:  _Peter Williams_____________Name: _Michael D. Alexander__________

Title:  __Vice President, Bus. Dev.____Title: __Vice President & General Counsel,

     US R&D Division

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.